UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2019
UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-09712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□	Emerging growth company

□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $1 par value	USM	New York Stock Exchange
6.95% Senior Notes Due 2060	UZA	New York Stock Exchange
7.25% Senior Notes Due 2063	UZB	New York Stock Exchange
7.25% Senior Notes Due 2064	UZC	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

United States Cellular Corporation (U.S. Cellular) previously filed a Current Report on Form 8-K dated May 21, 2019, which disclosed, among other things, that Douglas W. Chambers would be appointed as Senior Vice President, Chief Financial Officer and Treasurer of U.S. Cellular effective June 24, 2019. Accordingly, the following amends and supplements the initial Form 8-K filing pursuant to paragraph (c)(3) and (e) of Item 5.02 as follows:

U.S. Cellular entered into a letter agreement (Letter Agreement) with Douglas W. Chambers in connection with his appointment as Senior Vice President, Chief Financial Officer and Treasurer. Subject to the conditions set forth in the Letter Agreement, Mr. Chambers will be eligible to receive among other things, (i) an annual base salary of $380,000 per year, (ii) an annual bonus program target of 50% of his annual base salary; and (iii) an annual equity award target of 150% of his annual base salary.

The foregoing brief description is qualified by reference to the summary of such agreement attached which is incorporated by reference herein as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibit
10.1	Letter Agreement between U.S. Cellular and Douglas W. Chambers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	June 21, 2019	By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)